UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2018

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BLUEGREEN VACATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-09292	03-0300793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 Conference Way North, Suite 100, Boca Raton, Florida 33431

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 912-8000

Not Applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 17, 2018, Bluegreen Vacations Corporation (the “Company”) and Bluegreen Vacations Unlimited, Inc. (“BVU”), a wholly-owned subsidiary of the Company, as co-borrowers, entered into an acquisition loan (the “Acquisition Loan”) with ZB, N.A (d/b/a National Bank of Arizona) (“NBA”), as lender, to facilitate BVU’s purchase of the Eilan Hotel & Spa located in San Antonio, Texas.  The Acquisition Loan provides for advances of up to $27.5 million on a non-revolving basis; provided, however, that the total advances may not exceed 70% of the actual acquisition and development costs. Advances may be made during a 12-month advance period. Approximately $24.3 million was advanced at the closing of BVU’s acquisition of the Eilan Hotel & Spa.  Principal payments will be effected through release payments from sales of VOIs at the Eilan Hotel & Spa that serve as collateral for the Acquisition Loan, subject to a minimum amortization schedule, with the remaining balance due at maturity in April 2023. Borrowings under the Acquisition Loan bear interest at an annual rate equal to one month LIBOR plus 3.25%, subject to a floor of 4.75%.

The foregoing description of the Acquisition Loan is a summary only, does not purport to be complete and is qualified in its entirety by reference to the full text of the loan agreement and related instruments, which are filed as Exhibits 10.1-10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events.

On April 18, 2018, the Company issued a press release announcing the acquition of the Eilan Hotel & Spa.  A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 – Acquisition Loan Agreement, dated as of April 17, 2018, by and among Bluegreen Vacations Corporation and Bluegreen Vacations Unlimited, Inc., jointly and severally as Borrower, and ZB, N.A, as Lender

10.2 – Promissory Note, dated as of April 17, 2018, by Bluegreen Vacations Corporation and Bluegreen Vacations Unlimited, Inc., jointly and severally, in favor of ZB, N.A.

99.1 – Press release dated April 18, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2018

BLUEGREEN VACATIONS CORPORATION

By:	/S/ ANTHONY M. PULEO
Anthony M. Puleo
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description
10.1	Acquisition Loan Agreement, dated as of April 17, 2018, by and among Bluegreen Vacations Corporation and Bluegreen Vacations Unlimited, Inc., jointly and severally as Borrower, and ZB, N.A, as Lender
10.2	Promissory Note, dated as of April 17, 2018, by Bluegreen Vacations Corporation and Bluegreen Vacations Unlimited, Inc., jointly and severally, in favor of ZB, N.A.
99.1	Press release dated April 18, 2018